Exhibit 10.1

RESTRICTED UNIT AGREEMENT

PURSUANT TO THE

TAKE-TWO INTERACTIVE SOFTWARE, INC.

2009 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”), made as of the      day of                20     (the “Grant Date”), by and between Take-Two Interactive Software, Inc. (the “Company”), and                        (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”), a copy of which has been delivered to the Participant, which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors; and

WHEREAS, pursuant to Section 9.1 of the Plan, the Committee may grant to Eligible Employees awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, the Committee desires to grant to the Participant restricted units (“Restricted Units”), each representing the right to receive, upon vesting, an amount equal to one (1) share of Common Stock (a “Share”).

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Grant of Restricted Units.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards to the Participant                    Restricted Units, subject to adjustment, forfeiture and the other terms and conditions set forth below.  The Restricted Units constitute an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Agreement, cash, Shares, or a combination of cash and Shares, in the discretion of the Company, on the applicable vesting date for such Restricted Units as provided herein.  Until such delivery, the Participant shall have only the rights of a general unsecured creditor, and no rights as a shareholder of the Company; provided, that if prior to the settlement of any Restricted Unit, (a) the Company pays a cash dividend (whether regular or extraordinary) or otherwise makes a cash distribution to a shareholder in respect of a Share, then the Company shall credit, in respect of each then-outstanding Restricted Unit held by the Participant, an amount equal to any such cash dividend or distribution to a book entry account on behalf of the Participant, provided that such cash dividend or distribution shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest and paid in cash at the same time as such Restricted Unit vests and is settled under Section 2 below (and the Participant shall forfeit any such right to such cash if such Restricted Unit is forfeited prior to vesting), and (b) the Company pays a non-

cash dividend (whether regular or extraordinary) or otherwise makes a non-cash distribution in Shares or other property to a shareholder in respect of a Share, then the Company shall provide the Participant, in respect of each then-outstanding Restricted Unit held by the Participant, such Shares (or an amount equal to the Fair Market Value thereof) or other property (or an amount equal to the fair market value thereof as reasonably determined by the Company in good faith), as applicable, at the same time as such Restricted Unit vests and is settled under Section 2 below (and the Participant shall forfeit any such right to such Shares or other property if such Restricted Unit is forfeited prior to vesting).

2.                                      Vesting and Settlement.

(a)                                 The Restricted Units shall become vested and settled as provided in this Section 2(a).

(i)                                     Time Based Vesting.  [•]% of the Restricted Units (                   Restricted Units) shall be subject to time-based vesting in accordance with this Section 2(a)(i) (the “Time-Based Units”) and shall become vested pursuant to the following schedule, which shall be cumulative; provided that the Participant has not had a Termination at any time prior to the applicable vesting date:

Vesting Date	Number of Time-Based Units

(ii)                                  Time and Performance Based Vesting.  [•]% of the Restricted Units (                   Restricted Units) shall be subject to performance-based vesting in accordance with this Section 2(a)(ii) (the “Performance-Based Units”).  The Performance-Based Units shall become vested on the applicable vesting dates for the Tranches set forth below, which shall be cumulative, provided that (x) the Participant has not had a Termination at any time prior to the applicable vesting date and (y) the Committee has determined and certified that the Common Stock attained the applicable Target Average Share Price set forth below based on the closing price of the Common Stock during any 10 consecutive trading days ending on or prior to the applicable vesting date of such Tranche:

Tranche	Vesting Date	Number of Performance-Based Units	Target Average Share Price
1			$
2			$
3			$

Notwithstanding the foregoing, if the applicable Target Average Share Price with respect to either Tranche 1 or Tranche 2 is not satisfied on or prior to the relevant vesting date, but the Target Average Share Price with respect to such Tranche is attained on or prior to the vesting date of a subsequent Tranche, the Number of Performance-Based Units in such Tranche shall vest on such subsequent vesting date.  If the Number of Performance-Based Units in a Tranche does not vest on or prior to the vesting date of Tranche 3, then the Number of Performance-Based Units in such unvested Tranche(s) shall be forfeited in its entirety (together with any cash, Shares or other property provided under Section 1(b)) without compensation.  Notwithstanding anything herein to the contrary, the Participant must be employed by the Company or a Subsidiary at the time the Target Average Share Price is attained.  The Participant acknowledges and agrees that the Target Average Share Prices are confidential and shall not be disclosed or otherwise communicated to any other person.

(iii)                               There shall be no proportionate or partial vesting in the periods prior to any vesting date and, subject to Sections 2(a)(i) and 2(a)(ii), as applicable, all vesting pursuant to Sections 2(a)(i) and 2(a)(ii) shall occur only on the appropriate vesting date, provided that no Termination has occurred prior to such date.

(iv)                              Notwithstanding anything herein to the contrary, the Restricted Units shall become vested at such earlier times, if any, as provided in the Plan or in a written employment agreement between the Company and the Participant that is in effect on the Grant Date and that is applicable to the Restricted Units.

(b)                                 On each vesting date pursuant to Sections 2(a)(i) and 2(a)(ii), the Company shall issue or transfer to the Participant, or cause to be issued or transferred to the Participant, an amount in cash, Shares, or a combination of cash and Shares, in the discretion of the Company, having a value equal to the aggregate value of a number of Shares equal to the number of Restricted Units subject to vesting on such date, based on the closing price of the Shares on such settlement date on the principal national securities exchange on which the Shares are traded on such date (or if the Shares are not traded on such date, the immediately preceding trading date), provided that the Participant has satisfied any tax withholding obligations as described in this Agreement.  To the extent that a Share is delivered to the Participant upon settlement of a Restricted Unit, the Participant shall be deemed the beneficial owner of the Share at the close of business on the settlement date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on such settlement date.

(c)                                  If any Shares become deliverable to the Participant hereunder, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method pursuant to Section 6 of this Agreement (in which case the Company shall upon request promptly issue and deliver upon the Participant’s request), to the Participant a new stock certificate registered in the name of the Participant for such Shares and deliver to the Participant such Shares, in each case free of all liens, claims and other encumbrances (other than those created by the Participant), subject to applicable withholding taxes.

3.                                      Termination.  Unless otherwise provided in an employment agreement or other similar agreement between the Participant and the Company or any of its Affiliates in effect on the date hereof, in the event of a Termination, the Participant shall forfeit to the Company, without compensation, any and all Restricted Units (but no Shares or cash delivered to the Participant prior to such Termination upon settlement of a vested Restricted Unit).

4.                                      Withholding.  The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes, if any, that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant, including, but not limited to, the right to withhold Shares or cash otherwise deliverable to the Participant hereunder.  In addition, in the event that on any vesting date (i) the Participant is prohibited from trading in securities of the Company pursuant to applicable law or regulations or the Company’s written policies then applicable, then any statutorily required withholding obligation shall be satisfied by delivery of Shares to the Company (including Shares issuable under this Agreement), or (ii) the Shares are not traded on a principal securities exchange in the United States, then any statutorily required withholding obligation may be satisfied by delivery of Shares to the Company (including Shares issuable under this Agreement), in either case, except as may be provided in a 10b5-1 trading plan entered into by the Participant with respect to the grant of the Restricted Units.

5.                                      No Obligation to Continue Employment.  This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or its Affiliates, will employ or retain, or continue to employ or retain, the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Units are outstanding, nor does it modify in any respect the Company’s or an Affiliate’s right to terminate or modify the Participant’s employment or compensation.

6.                                      Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable law, the Company may issue the Shares in the form of uncertificated shares.  Such uncertificated Shares shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

7.                                      Adjustments.  The Company shall make any adjustments to the Restricted Units upon any changes in capital structure of the Company, as determined by the Company’s board of directors in good faith and in a manner consistent with the terms of the Plan.

8.                                      Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

9.                                      Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

Attention: General Counsel

Facsimile:  646-536-2923

If to the Participant, to the address for the Participant on file with the Company,

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

10.                               Acceptance.  The Participant shall forfeit the Restricted Units if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement.

11.                               Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.                               Consent to Jurisdiction.  In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of New York located in New York County and/or the Federal courts of the United States of America located in the Southern District of New York (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 9 hereof shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

13.                               Amendment.  The Board or the Committee may, subject to the terms of the Plan, at any time and from time to time amend, in whole or in part, any or all of the provisions of this Agreement and may also suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing by the party against whom it is sought to be enforced.

14.                               Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

15.                               Miscellaneous.

(a)                                 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)                                 The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(c)                                  This Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede any prior agreements between the Company and the Participant with respect to the subject matter hereof.

(d)                                 Although the Company makes no guarantee with respect to the tax treatment of the Restricted Units, the Company intends that the Restricted Units shall not constitute “nonqualified deferred compensation” subject to Section 409A of the Code and this Agreement shall be interpreted, administered and construed consistent with such intent.  If, and only to the extent that, (i) the Restricted Units constitute “deferred compensation” within the meaning of Section 409A and (ii) the Participant is deemed to be a “specified employee” (as such term is defined in Section 409A and as determined by the Company), the payment of Restricted Units on the Participant’s Termination shall not be made until the first business day of the seventh month following the Participant’s Termination or, if earlier, the date of the Participant’s death.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:

Title:

PARTICIPANT

[Name]